SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2007

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9916	74-2480931
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Poydras Street New Orleans, Louisiana		70112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

1.	Senior Secured Credit Facilities

On March 19, 2007, Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (“FCX”), entered into a new senior secured credit agreement with JP Morgan Chase Bank, N.A. (“JP Morgan”), as administrative agent and collateral agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill”), as syndication agent, and each of the lenders and issuing banks party thereto, and an amended and restated senior secured credit agreement with JP Morgan, as administrative agent, security agent, joint account assets security agent and collateral agent, Merrill, as syndication agent, U.S. Bank National Association, as FI Trustee, and each of the lenders and issuing banks party thereto. JP Morgan Securities, Inc. and Merrill acted as joint lead arrangers and joint bookrunners for these credit agreements.

The senior credit facilities provide senior secured financing of $11.5 billion, consisting of:

•	$1.5 billion 5-year revolving credit facility, which consists of $1.0 billion under the new credit agreement and $500 million under the amended and restated credit agreement;

•	$2.5 billion 5-year Tranche A term loan facility under the new credit agreement; and

•	$7.5 billion 7-year Tranche B term loan facility under the new credit agreement.

The revolving credit facilities are available for letters of credit and loans. The new senior credit facilities are being used to fund FCX’s acquisition of Phelps Dodge Corporation (the “Acquisition”), pay transaction costs, refinance existing debt and for working capital and general corporate purposes.

Interest rates and fees

Pricing for the Tranche A term loan facility and the revolving credit facility is, at the option of FCX, LIBOR or base rate, plus a spread to be determined by reference to a grid based on ratings. Initially, the spreads for the Tranche A term loan facility and the revolving credit facility are LIBOR plus 150 basis points (1.50 percent) per annum or base rate plus 50 basis points (0.50 percent) per annum. In addition, FCX will pay a commitment fee on the unused portion of the revolving credit facility at a rate to be determined by reference to a grid based on ratings. Initially, the commitment fee on the unused portion of the revolving credit facility is 37.5 basis points (0.375 percent) per annum. Pricing for the Tranche B term loan facility is LIBOR plus 175 basis points (1.75 percent) per annum or base rate plus 75 basis points (0.75 percent) per annum, at the option of FCX. Notwithstanding the foregoing, the spreads applicable to all loans under the senior credit facilities will increase by 100 basis points (1.00 percent) if FCX does not provide the collateral agent under the senior credit facilities with certain additional collateral within certain periods of time after the closing of the Acquisition.

Prepayments

The new senior credit facilities will require FCX to prepay outstanding term loans, subject to certain exceptions, with 50 percent of all equity proceeds and excess cash flow, as defined in the new credit agreement, and 100 percent of the net cash proceeds of all assets sales (unless reinvested within specified periods) and issuances of debt not permitted by the terms of the new senior credit facilities. The percentage of equity proceeds required to be prepaid on outstanding loans will decline to 25 percent to the extent that the outstanding indebtedness of FCX and its subsidiaries, net of certain cash, drops below $12.5 billion and will decline to 0 percent to the extent that the outstanding indebtedness of FCX and its subsidiaries, net of certain cash, drops below $7.5 billion. The percentage of excess cash flow, as defined in the new credit agreement, required to be prepaid on outstanding loans under the new senior credit facilities will decline to 25 percent to the extent that the leverage ratio, as defined in the new credit agreement, of FCX drops below 4.0x (or 3.0x if FCX does not provide the collateral agent under the senior credit facilities with certain additional collateral within certain periods of time after the closing of the Acquistion) and to 0 percent to the extent that the ratio drops below 3.0x (or 2.0x if the additional collateral is not provided within the specified periods).

Guarantees

All obligations under the senior credit facilities and certain interest rate protection and other permitted hedging arrangements and obligations in respect of certain cash management and purchasing card arrangements are unconditionally guaranteed by most of FCX’s existing and subsequently acquired or organized material domestic and certain foreign subsidiaries. The revolving loans of FCX under the $500 million amended and restated credit agreement are also guaranteed by PT Freeport Indonesia and certain other Indonesian subsidiaries of FCX.

Security

All obligations under the senior credit facilities and certain interest rate protection and other permitted hedging arrangements and obligations in respect of certain cash management and purchasing card arrangements are secured by (i) the stock of FCX’s material domestic subsidiaries and 65 percent (or, in certain cases, 100 percent) of the stock of certain first-tier foreign subsidiaries, (ii) the intercompany indebtedness owed to FCX by its subsidiaries and (iii) deposits and investment accounts of FCX. The revolving loans under the $500 million amended and restated credit agreement are also secured by substantially all of the assets of PT Freeport Indonesia. Notwithstanding the foregoing, all obligations under the senior credit facilities will be secured by substantially all the assets of FCX and certain domestic subsidiaries if FCX does not provide the collateral agent under the senior credit facilities with a pledge of stock of certain subsidiaries held directly by FCX within a certain period of time after the closing of the Acquisition.

Certain covenants

The senior credit facilities contain a number of negative covenants that, among other things, restrict, subject to certain exceptions, FCX’s ability or the ability of FCX’s subsidiaries to: incur additional indebtedness (including guarantee obligations); create liens on assets; enter into sale and leaseback transactions; engage in mergers, liquidations and dissolutions; sell assets; pay dividends, distributions and other payments in respect of capital stock, and purchase FCX capital stock in the open market; repay certain indebtedness, including $6.0 billion of its notes, consisting of $1.5 billion aggregate principal amount of its 8.25% Senior Notes due April 1, 2015, $3.5 billion aggregate principal amount of its 8.375% Senior Notes due April 1, 2017 and $1 billion aggregate principal amount of its Senior Floating Rate Notes due April 1, 2015 (collectively, the “Notes”), or amend the agreements relating thereto; engage in certain transactions with affiliates; change FCX’s fiscal year; create restrictions on FCX’s ability to receive distributions from subsidiaries or create liens on FCX or FCX’s subsidiaries’ assets; and change FCX’s lines of business. In addition, the financial covenants under the senior secured credit facilities require FCX, at any time that any revolving loans or letters of credit are outstanding, not to exceed a maximum total leverage ratio or a maximum secured leverage ratio. The senior secured credit facilities also contain customary affirmative covenants and representations.

Events of default

The senior secured credit facilities specify certain customary events of default, including, among others: failure to pay principal, interest or other amounts; material inaccuracy of representations and warranties; violation of covenants; cross events of default; certain bankruptcy and insolvency events; certain events under the Employee Retirement Income Security Act; certain undischarged judgments; change of control and governmental appropriation of a material portion of FCX’s, and FCX’s subsidiaries’ assets.

Certain Relationships

The lenders and the initial purchasers of the Notes or their respective affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for FCX and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses. In connection with the Acquisition, JP Morgan and Merrill or their respective affiliates have provided financial advisory services to, and have received financial advisory fees from FCX. In connection with the Notes offering, affiliates of JP Morgan and Merrill and certain of the lenders acted as representatives of the several underwriters of the Notes and participated in other financing aspects relating to the Acquisition.

A copy of the new senior secured credit agreement is attached hereto as Exhibit 10.1 and a copy of the Amended and Restated Senior Secured Credit Agreement is attached hereto as Exhibit 10.2, both of which are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 19, 2007, the previously announced acquisition by FCX of Phelps Dodge Corporation, a New York corporation (“Phelps Dodge”), became effective. Pursuant to the terms of the Agreement and Plan of Merger dated as of November 18, 2006, as amended (the “Merger Agreement”), among FCX, Phelps Dodge and Panther Acquisition Corporation, a wholly owned subsidiary of FCX, Panther Acquisition Corporation merged with and into Phelps Dodge, with Phelps Dodge continuing as the surviving corporation and a wholly owned subsidiary of FCX.

In connection with the Acquisition, each issued and outstanding share of common stock, par value $6.25 per share, of Phelps Dodge was converted into the right to receive $88.00 in cash and 0.67 of a share of FCX common stock. Cash will be paid in lieu of fractional shares of FCX common stock. Phelps Dodge's common stock has been delisted from the New York Stock Exchange, effective at the close of the market, March 19, 2007.

The issuance of FCX common stock in connection with the Acquisition as described above was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4/A (File No. 333-139252), filed with the Securities and Exchange Commission (the “SEC”) on February 12, 2007. The joint proxy statement/prospectus filed as part of the registration statement contains additional information about the Acquisition.

A copy of the Merger Agreement is included as an appendix to the Form S-4/A (File No. 333-139252), filed by FCX with the SEC on February 12, 2007, and is incorporated herein by reference.

A copy of a press release issued by FCX announcing the closing of the Acquisition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, upon the consummation of the Acquisition, Charles C. Krulak, Jon C. Madonna and Dustan E. McCoy, each a former member of Phelps Dodge’s board of directors, were appointed to the FCX board of directors. There are no arrangements or understandings between Messrs. Krulak, Madonna, or McCoy and any other person pursuant to which they were elected as directors other than the Merger Agreement. There are no transactions in which Messrs. Krulak, Madonna, or McCoy has an interest requiring disclosure under Item 404(a) of Regulation S-K. The FCX Board of Directors now consists of sixteen directors, ten of whom are independent as defined under the New York Stock Exchange director independence standards. A copy of the press release issued by FCX announcing the election of the three new directors is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

James R. Moffett will continue as chairman of FCX and Richard C. Adkerson will continue as FCX’s chief executive officer. Kathleen L. Quirk has been named executive vice president and will continue as chief financial officer and treasurer of FCX. Michael J. Arnold has been named executive vice president and will continue to serve as FCX’s chief administrative officer. Mark J. Johnson will continue as senior vice president and chief operating officer of FCX’s Indonesian operations.

Timothy R. Snider, age 56, was named president and chief operating officer of FCX. Prior to consummation of the Acquisition, Mr. Snider served as president and chief operating officer of Phelps Dodge since November 2003. Prior to that time, Mr. Snider was senior vice president of Phelps Dodge, a position he held since 1998.

Item 5.03 Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

FCX amended its certificate of incorporation to (i) increase the number of authorized shares of capital stock to 750,000,000; (ii) increase the number of shares of FCX Class B common stock to 700,000,000; (iii) rename its Class B common stock as Common Stock; and (iv) delete the provisions and references to the previously designated classes and series of FCX preferred stock of which no shares are outstanding (other than the Series A Participating Cumulative Preferred Stock and the 5 1/2% Convertible Perpetual Preferred Stock).

The Amended and Restated Certificate of Incorporation of FCX is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of businesses acquired

The following audited financial statements were filed as part of Phelps Dodge’s Annual Report of Form 10-K for the year ended December 31, 2006 (File No. 001-00082) and are incorporated herein by reference:

•	Report of Independent Registered Public Accounting Firm;

•	Consolidated Statements of Income for the years ended December 31, 2006, 2005 and 2004;

•	Consolidated Balance Sheets as of December 31, 2006 and 2005;

•	Consolidated Statements of Cash Flows for the years ended December 31, 2006, 2005 and 2004;

•	Consolidated Statement of Shareholders’ Equity for the years ended December 31, 2006, 2005 and 2004; and

•	Notes to Consolidated Financial Statements.

(b) Pro Forma financial information

The following unaudited pro forma financial statements were filed with the SEC on Form 8-K on March 1, 2007 and are incorporated herein by reference:

•	Unaudited pro forma condensed combined statement of income for the year ended December 31, 2006;

•	Unaudited pro forma condensed combined balance sheet as of December 31, 2006; and

•	Notes to the unaudited pro forma condensed combined financial statements.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of FCX.
10.1
Credit Agreement dated as of March 19, 2007 among FCX, the lenders party thereto, the issuing banks party thereto, JPMorgan, as administrative agent and collateral agent, and Merrill, as syndication agent.

10.2
Amended and Restated Credit Agreement dated as of March 19, 2007 among FCX, PT Freeport Indonesia, the lenders party thereto, the issuing banks party thereto, JPMorgan, as administrative agent, collateral agent, security agent and JAA security agent, U.S. Bank Trust National Association, as FI trustee, and Merrill, as syndication agent.

99.1	Press Release issued by FCX dated March 19, 2007 announcing the closing of the Acquisition.
99.2	Press Release issued by FCX dated March 19, 2007 announcing the election of three new directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

Date:	March 19, 2007	By:	/s/ Kathleen L. Quirk
Kathleen L. Quirk Executive Vice President, Chief Financial Officer and Treasurer (authorized signatory and Principal Financial Officer)